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Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Senior Securities" and "Independent Registered Public Accounting Firm" and to the use of our report dated May 23, 2012 Except for Note 4, as to which the date is April 27, 2013 with respect to the consolidated financial statements of Saratoga Investment Corp. as of February 29, 2012 and February 28, 2011, and for the years ended February 29, 2012, February 28, 2011 and 2010 and to reference our report dated April 27, 2013 with respect to the senior securities table of Saratoga Investment Corp. as of February 29, 2012, included in the Pre-Effective Amendment No. 1 to the Registration Statement (Form N-2 No. 333-186323) and related Prospectus of Saratoga Investment Corp. for the registration of its senior notes.

/s/ ERNST & YOUNG LLP

New York, New York
April 27, 2013

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  Exhibit (n)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM